UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 21, 2011
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

Suite 500, 666 Burrard Street Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 3P6 (Zip Code)

(604) 642-6165
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on November 21, 2011, the Board of Directors of Douglas Lake Minerals Inc. (the "Company") accepted the resignation of Douglas Boateng as President and Chief Executive Officer of the Company. Mr. Boateng will continue to serve as a director of the Company. Also effective on November 21, 2011 the Company accepted the consent of Dr. Reyno Scheepers, a current director and officer of the Company, to act as President and Chief Executive Officer of the Company.

SECTION 8 - Other Events

Item 8.01       Other Events

On November 22, 2011, Douglas Lake Minerals Inc. issued a press release announcing that Dr. Reyno Scheepers, the Company's current Chief Operating Officer, is taking over from Dr. Douglas Boateng as the Company's President and Chief Executive Officer.

A copy of the press release is included as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits.
Exhibit Number	Description
99.1	Press release of Douglas Lake Minerals Inc. dated November 22, 2011*

*         Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: November 28, 2011.	By: "Debra Farquharson" Name: Debra Farquharson Position: Chief Financial Officer

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